Exhibit 10.1
CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS NOT MATERIAL, IS THE TYPE THAT HAEMONETICS CORPORATION TREATS AS CONFIDENTIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. OMISSIONS ARE MARKED [***].
VOTING SUPPORT AGREEMENT
THIS AGREEMENT is made as of October 10, 2023
BETWEEN:
[NAME], an individual resident in [●] (the “Shareholder”)
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9500-7704 QUÉBEC INC., a corporation existing under the laws of the Province of Québec (“AcquireCo”)
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HAEMONETICS CORPORATION, a corporation existing under the laws of the state of Massachusetts (the “Purchaser” and, together with AcquireCo, the “Purchaser Parties”)
WHEREAS the Shareholder is the registered and/or beneficial owner of the Shares (the “Subject Shares”) and Corporation Options in the issued and outstanding share capital of OpSens Inc. (the “Corporation”) as set forth in Schedule A attached hereto;
AND WHEREAS the Purchaser Parties and the Corporation have entered into an arrangement agreement (the “Arrangement Agreement”) concurrently with the entering into of this voting support agreement (the “Agreement”);
AND WHEREAS the Arrangement Agreement provides for the Purchaser, through its wholly owned subsidiary, AcquireCo, to acquire all of the issued and outstanding shares of the Corporation (the “Shares”) pursuant to a plan of arrangement under the provisions of the Business Corporations Act (Québec) (the “Arrangement”);
AND WHEREAS it is a requirement of the Purchaser Parties that the Shareholder enter into this Agreement in connection with the entering into of the Arrangement Agreement, and the Shareholder has agreed to enter into this Agreement, subject to the terms and conditions hereof.
NOW THEREFORE in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties hereto agree as follows:
Article 1
INTERPRETATION
1.1Definitions in Arrangement Agreement
In this Agreement:
“AcquireCo” has the meaning ascribed thereto in the recitals hereof.
“Acquisition Proposal” means, other than the transactions contemplated by the Arrangement Agreement and other than any transaction involving only the Corporation, on the one hand, and one or more of its Subsidiaries, on the other hand, or solely between or among the Corporation’s wholly owned Subsidiaries, any offer, inquiry, indication of interest, public announcement, or proposal (whether written or oral) from any Person or group of Persons, other than the Purchaser Parties or one or more of their affiliates or any Person acting jointly or in concert with the Purchaser Parties or any of their affiliates, after the date of the Arrangement Agreement relating to: (i) any direct or indirect sale or disposition (or any lease, license, joint venture, long-term supply agreement or other arrangement having the same
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economic effect), in a single transaction or a series of related transactions, of assets of the Corporation or any of its Subsidiaries representing, in the aggregate, 20% or more of the consolidated assets, or contributing 20% or more of the consolidated revenue or earnings of the Corporation and its Subsidiaries taken as whole (in each case based on the consolidated financial statements of the Corporation most recently filed on SEDAR prior to such offer or proposal), (ii) any direct or indirect acquisition, in a single transaction or a series of related transactions, of 20% or more of any class of voting or equity securities (including securities convertible into or exercisable or exchangeable for voting or equity securities) then outstanding of the Corporation or any of its Subsidiaries that, individually or in the aggregate, constitute 20% or more of the consolidated assets or which contribute 20% or more of the consolidated revenue or earnings of the Corporation and its Subsidiaries taken as a whole (in each case based on the consolidated financial statements of the Corporation most recently filed on SEDAR prior to such offer or proposal), (iii) any direct or indirect take-over bid, tender offer, exchange offer, plan of arrangement, merger, amalgamation, consolidation, security exchange, business combination, joint venture, reorganization, recapitalization, liquidation, dissolution, or winding up or other similar transaction that, if consummated, would result in a Person or group of Persons beneficially owning 20% or more of any class of voting or equity securities (including securities convertible into or exercisable or exchangeable for voting or equity securities) of the Corporation or any of its Subsidiaries, or (iv) any other similar transaction or series of transactions involving the Corporation or any of its Subsidiaries.
“Agreement” has the meaning ascribed thereto in the recitals hereof.
“Arrangement Agreement” has the meaning ascribed thereto in the recitals hereof.
“Arrangement Resolution” means the special resolution of the Corporation shareholders approving the Plan of Arrangement to be considered at the Meeting.
“Books and Records” means the books and records of the Corporation and its Subsidiaries, including, without limitation, books of account, tax records, drawings, engineering information, manuals and data, sales, purchase and advertising documents, research and development records, correspondence, lists of present and former customers and suppliers and employment records, whether in written or electronic form and whether retained internally or otherwise.
“Business Day” means any day of the year, other than a Saturday, Sunday or any day on which major banks are closed for business in Montréal, Québec or Boston, Massachusetts.
“Certificate of Arrangement” means the certificate of arrangement issued by the Enterprise Registrar appointed by the Minister of Revenue of Québec in accordance with the Business Corporations Act (Québec) in respect of the articles of arrangement of the Corporation in respect of the Arrangement.
“Circular” means the notice of the Meeting and accompanying management information circular, including all schedules, appendices and exhibits to, and information incorporated by reference in, such management information circular, to be sent to the Shareholders in connection with the Meeting, as amended, supplemented or otherwise modified from time to time in accordance with the terms of the Arrangement Agreement.
“Consideration” means $2.90 in cash per Share, without interest.
“Contract” means any legally binding written or, to the knowledge of the Corporation, oral agreement, commitment, engagement, contract, license, lease, obligation or undertaking to which the Corporation or any of its Subsidiaries is a party or by which the Corporation or any of its Subsidiaries is bound or affected or to which any of their respective properties or their assets is subject.
“Corporation Options” means options to purchase Shares issued pursuant to the Corporation’s stock option plan entitled the “OpSens Inc. 2019 Restated Stock Option Plan” adopted on November 13, 2019.
“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system.
“Effective Date” means the date shown on the Certificate of Arrangement giving effect to the Arrangement.
“Effective Time” means 12:01 a.m. (Montréal time) on the Effective Date, or such other time as the Corporation and the Purchaser Parties agree to in writing before the Effective Date.
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“Governmental Entity” means (i) any international, multinational, national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, ministry, cabinet, governor in council, agency or instrumentality, domestic or foreign; (ii) any subdivision, agent or authority of any of the foregoing; (iii) any quasi-governmental or private body, including any Notified Body in the European Union (EU), tribunal, commission, regulatory agency or self-regulatory organization exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing; or (iv) any Securities Authority or stock exchange, including the Toronto Stock Exchange.
“Interim Order” means the interim order of the Québec Superior Court providing for, among other things, the calling and holding of the Meeting.
“Law” means, with respect to any Person, any and all applicable international, national, federal, provincial, state, municipal or local law (statutory, civil, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or its business, undertaking, property, assets or securities, and to the extent that they have the force of law, all policies, guidelines, notices and protocols of any Governmental Entity, as amended unless expressly specified otherwise.
“Meeting” means the special meeting of Shareholders, including any adjournment or postponement of such special meeting in accordance with the terms of the Arrangement Agreement, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution.
“Outside Date” means March 31, 2024, or such later date as may be agreed to in writing by the Corporation and the Purchaser Parties.
"Person” means any person and includes any individual, partnership, association, body corporate, organization, trust, estate, trustee, executor, administrator, legal representative, government (including Governmental Entity), syndicate or other entity, whether or not having legal status.
“Plan of Arrangement” means the plan of arrangement substantially in the form appended to the Arrangement Agreement, and any amendments or variations to such plan made in accordance with its terms or the terms of the Arrangement Agreement or made at the direction of the Québec Superior Court.
“Purchaser” has the meaning ascribed thereto in the recitals hereof.
“Purchaser Parties” has the meaning ascribed thereto in the recitals hereof.
“Securities Authority” means the Autorité des marchés financiers (Québec) and any other applicable securities commission or securities regulatory authority of a province or territory of Canada.
“SEDAR” means, collectively, (i) the System for Electronic Document Analysis and Retrieval formerly maintained on behalf of the Securities Authorities, and (ii) the System for Electronic Document Analysis and Retrieval + maintained on behalf of the Securities Authorities.
“Shareholder” has the meaning ascribed thereto in the recitals hereof.
“Shareholders” means the registered and/or beneficial holders of the Shares, as the context requires.
“Shares” means the common shares in the capital of the Corporation.
“Subject Securities” has the meaning ascribed to it in Section 2.1(a).
“Subject Shares” has the meaning ascribed thereto in the recitals hereof.
“Subsidiary” has the meaning specified in Regulation 45-106 respecting Prospectus Exemptions.
“Transfer” has the meaning ascribed to it in Section 2.1(f).
1.2Schedule
Schedule A hereto forms an integral part of this Agreement for all purposes hereof.
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Article 2
COVENANTS OF THE SHAREHOLDER
2.1General
The Shareholder hereby irrevocably covenants and agrees in favour of the Purchaser Parties that, from the date hereof until the termination of this Agreement in accordance with Article 5:
(a)at the Meeting (including in connection with any separate vote of any sub-group of securityholders of the Corporation that may be required to be held and of which sub-group the Shareholder forms part) or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent in lieu of a meeting) of the Shareholders with respect to the Arrangement Resolution (or any other matter necessary to complete the transactions contemplated by the Arrangement Agreement) is sought, the Shareholder shall cause (i) all of its Subject Shares, (ii) any and all Shares issued to the Shareholder upon the exercise of Corporation Options following the date hereof and prior to the record date for voting at the Meeting, and (iii) any and all other Shares acquired or controlled by the Shareholder following the date hereof and prior to the record date for voting at the Meeting ((i), (ii) and (iii) are collectively referred to as the “Subject Securities”) to be counted as present for purposes of establishing quorum and shall vote (or cause to be voted) all of its Subject Securities (i) in favour of the approval of the Arrangement Resolution, and (ii) in favour of any other matter necessary for the consummation of the transactions contemplated by the Arrangement Agreement;
(b)at any meeting of securityholders of the Corporation (including in connection with any separate vote of any sub-group of securityholders of the Corporation that may be required to be held and of which sub-group the Shareholder forms part) or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval of all or some of securityholders of the Corporation is sought (including by written consent in lieu of a meeting), the Shareholder shall cause its applicable Subject Securities to be counted as present for purposes of establishing quorum and shall vote (or cause to be voted) its Subject Securities against any (i) Acquisition Proposal and/or any matter that could reasonably be expected to delay, prevent or frustrate the successful completion of the Arrangement, or (ii) action or agreement (including, without limitation, any amendment of any agreement) that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Shareholder in this Agreement;
(c)promptly, and in any event no later than 5 Business Days prior to the date of the Meeting, the Shareholder shall deliver or cause to be delivered to the Corporation, with a copy (by email) to the Purchaser Parties concurrently, duly executed proxies or voting instruction forms voting the Subject Securities in favour of the approval of the Arrangement and each of the other transactions contemplated by the Arrangement Agreement (including the Arrangement Resolution), and each such proxy or voting instruction form shall not be revoked without the prior written consent of the Purchaser Parties unless this Agreement is terminated in accordance with Article 5 prior to the Meeting;
(d)except in [his/her] capacity as a director or officer of the Corporation to the extent permitted by the Arrangement Agreement, the Shareholder shall not, directly or indirectly:
(i)solicit, assist, initiate, knowingly encourage or otherwise knowingly facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, Books and Records of the Corporation or its Subsidiaries) any inquiry, proposal or offer that constitutes, or may reasonably be expected to constitute or lead to, an Acquisition Proposal;
(ii)enter into or otherwise engage or participate in any discussions or negotiations with any Person (other than the Purchaser Parties) regarding any inquiry, proposal or offer that constitutes or may reasonably be expected to lead to an Acquisition Proposal;
(iii)accept, approve, endorse or recommend, or publicly propose to accept, approve, endorse or recommend, any Acquisition Proposal;
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(iv)accept or enter into or publicly propose to accept or enter into any agreement, understanding or Contract in respect of an Acquisition Proposal;
(v)withdraw support, or propose publicly to withdraw support, from the transactions contemplated by the Arrangement Agreement; or
(vi)join in the requisition of any meeting of the securityholders of the Corporation for the purpose of considering any resolution related to any Acquisition Proposal and/or any matter that could reasonably be expected to delay, prevent or frustrate the successful completion of the Arrangement or any of the transactions contemplated by the Arrangement Agreement;
(e)the Shareholder shall immediately cease any existing solicitation, encouragement, discussions, negotiations or other activities commenced prior to the date of this Agreement with any Person (other than the Purchaser Parties) conducted by the Shareholder with respect to any inquiry, proposal or offer that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal in respect of the Corporation;
(f)the Shareholder shall not, directly or indirectly, without the prior written consent of the Purchaser Parties (such consent not to be unreasonably withheld, conditioned or delayed): (i) sell, transfer, tender, gift, assign, grant a participation interest in, option, pledge, hypothecate, grant a security or voting interest in or otherwise convey or encumber (each, a “Transfer”), or enter into any agreement, option or other arrangement having the same economic effect as a Transfer of, any of its Subject Securities to any Person, other than (A) pursuant to the Plan of Arrangement, (B) the exercise of Subject Securities for Shares, (C) to any member of the Shareholder’s immediate family or to a trust for the benefit of the Shareholder or any member of the Shareholder’s immediate family who, prior to any such Transfer, executes an agreement in favour of the Purchaser Parties in the same form as this Agreement, or (D) to an affiliate of the Shareholder who, prior to any such Transfer, executes an agreement in favour of the Purchaser Parties in the same form as this Agreement; (ii) grant any proxies or power of attorney, deposit any of their Subject Securities into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to their Subject Securities, other than pursuant to this Agreement; or (iii) agree to take any of the actions prohibited by the foregoing clauses (i) and (ii);
(g)the Shareholder shall not exercise any rights of appraisal, rights of dissent or rights of repurchase provided under any applicable Laws, pursuant to the Interim Order, the Plan of Arrangement or otherwise in connection with the Arrangement or the transactions contemplated by the Arrangement Agreement considered at the Meeting in connection therewith;
(h)except in [his/her] capacity as a director or officer of the Corporation to the extent permitted by the Arrangement Agreement, the Shareholder shall not take any action, directly or indirectly, which may reasonably be expected to adversely effect, delay, prevent or frustrate the successful completion of the Arrangement;
(i)any securities or other interests acquired by the Shareholder after the date hereof shall be subject to the terms of this Agreement as though owned by the Shareholder on the date hereof and shall be included in the definition of “Subject Securities”;
(j)the Shareholder consents to: (i) details of, or a summary of, this Agreement being set out in any news release, information circular and court documents or other public disclosure produced by the Corporation or the Purchaser Parties in connection with the transactions contemplated by this Agreement and the Arrangement Agreement, and (ii) this Agreement being made publicly available, including by filing on SEDAR and EDGAR; and
(k)the Shareholder acknowledges and agrees that a summary of the negotiations leading to the execution and delivery of this Agreement may appear in the Circular and in any other public disclosure document required by any applicable Laws and further agrees that it will, as promptly as practicable, notify the Purchaser Parties if any required corrections with respect to any written information supplied by it specifically for use in any such disclosure documents if and to the extent that the Shareholder becomes aware that any such information shall have become false or misleading in any material respect.
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Article 3
FIDUCIARY DUTIES
3.1Fiduciary Duties
Notwithstanding any provision of this Agreement to the contrary, the Purchaser Parties hereby agree and acknowledge that the Shareholder is entering into this Agreement in his or her capacity as holder of the Subject Securities and not as a director or officer of the Corporation. Nothing contained in this Agreement shall limit or restrict any actions the Shareholder may take in [his/her] capacity as a director or officer of the Corporation or limit or restrict the exercise of [his/her] fiduciary duties as director or officer of the Corporation. For greater certainty, nothing contained herein shall result in any liability to the Shareholder as a result of the exercise of such fiduciary duties by such individual or any other action taken by a director or officer of the Corporation in connection with matters contemplated in or otherwise permitted by the Arrangement Agreement, including in connection with an Acquisition Proposal.
Article 4
REPRESENTATIONS AND WARRANTIES
4.1Representations and Warranties of the Shareholder
The Shareholder represents and warrants to the Purchaser Parties as follows, and acknowledges that the Purchaser Parties are relying upon such representations and warranties in entering into this Agreement:
(a)Capacity. The Shareholder has the power and capacity to execute and deliver this Agreement and to perform its obligations hereunder. If the Shareholder is a corporation or other entity, it is duly organized under the laws of its jurisdiction of incorporation or formation and is validly existing.
(b)Authorization. If applicable, the execution, delivery and performance of this Agreement by the Shareholder has been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Shareholder are necessary to authorize this Agreement.
(c)Enforceability. This Agreement has been duly executed and delivered by the Shareholder and constitutes its legal, valid and binding obligation, enforceable against the Shareholder in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditors’ rights generally, and to general principles of equity.
(d)No Conflict. The Shareholder is not a party to, bound or affected by or subject to, any charter, articles, by-law or other governing documents (if the Shareholder is a corporation or other entity), contract, provision, statute, regulation, judgment, order, decree or law which would in any material respect be violated, contravened, breached by, or under which any material default would occur as a result of, the execution and delivery of this Agreement or the consummation of any of the transactions provided for in this Agreement.
(e)Ownership of Shares. The Shareholder is the sole legal and beneficial owner of the Subject Securities identified beside its name in Schedule A attached hereto.
(f)Exercise of control or direction. Other than the Subject Securities, the Shareholder does not own of record or beneficially, or exercise control or direction over, or hold any right to acquire, any securities of the Corporation.
(g)Legal Proceedings. There are no legal proceedings in progress or pending before any Governmental Entity, or, to the knowledge of the Shareholder, threatened against the Shareholder or any judgment, decree or order against the Shareholder that would adversely affect in any manner its ability to enter into this Agreement and to perform its obligations hereunder.
(h)No Agreements. No Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the Subject Securities, or any interest therein or right thereto, except pursuant to the Arrangement Agreement.
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(i)Voting. The Shareholder has the sole and exclusive right to enter into this Agreement and to vote (or cause to be voted) all the Subject Shares set out next to its name in Schedule A and as contemplated herein. Other than this Agreement, none of the Subject Securities is subject to any proxy, power of attorney, attorney-in-fact, voting trust, vote pooling or other agreement, arrangement or understanding with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind.
4.2Representations and Warranties of the Purchaser Parties
Each of the Purchaser Parties hereby represents and warrants to the Shareholder as follows, and acknowledges that the Shareholder is relying upon such representations and warranties in entering into this Agreement that:
(a)Capacity. Each of the Purchaser Parties has the requisite corporate power and capacity to execute and deliver this Agreement and the Arrangement Agreement and to perform its obligations hereunder.
(b)Authorization. The execution, delivery and performance of this Agreement and the Arrangement Agreement by each Purchaser Party has been duly authorized by its board of directors and no other corporate proceedings on its part are necessary to authorize this Agreement and the Arrangement Agreement.
(c)Enforceability. Each of this Agreement and the Arrangement Agreement has been duly executed and delivered by each Purchaser Party and constitutes legal, valid and binding obligations, enforceable against each Purchaser Party in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditors’ rights generally, and to general principles of equity.
(d)No Breach. Neither the execution and delivery of this Agreement or the Arrangement Agreement by each Purchaser Party nor the compliance by it with any of the provisions hereof or thereof will result in a violation or breach of, require any consent to be obtained under or give rise to any termination rights or payment obligation under any provision of:
(i)its respective articles or by-laws (or other constating documents); or
(ii)any resolution of its respective board of directors (or any committee thereof) or of its respective shareholders.
(e)Legal Proceedings. There are no legal proceedings in progress or pending before any Governmental Entity, or, to the knowledge of the Purchaser Parties, threatened against either of the Purchaser Parties or any judgment, decree or order against either of the Purchaser Parties that would adversely affect in any manner its ability to enter into this Agreement or the Arrangement Agreement and to perform its obligations hereunder and thereunder.
Article 5
TERMINATION
5.1Automatic Termination
This Agreement shall automatically terminate upon the earlier of (i) the termination of the Arrangement Agreement in accordance with its terms, and (ii) the Effective Time.
5.2Termination by the Shareholder or the Purchaser Parties
In addition to Section 5.1, this Agreement may be terminated:
(a)at any time prior to the Effective Time, by the mutual agreement of the parties;
(b)at any time prior to the Effective Time, by written notice from the Shareholder to the Purchaser Parties if:
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(i)without the prior written consent of the Shareholder, there is any decrease or change in the form of Consideration set out in the Arrangement Agreement; or
(ii)without the prior written consent of the Shareholder, the terms of the Arrangement Agreement are amended or otherwise varied in a manner that is materially adverse to the Shareholder; or
(c)at any time prior to the Effective Time, by the Purchaser Parties upon written notice to the Shareholder.
5.3Effect of Termination
If this Agreement is terminated in accordance with this Article 5, the provisions of this Agreement will become void and no party shall have liability to any other party, except in respect of a breach of this Agreement that occurred prior to such termination. The Shareholder shall be entitled to withdraw any form of proxy or voting instruction form in respect of the Arrangement Resolution in the event this Agreement is duly terminated in accordance with this Article 5.
Article 6
GENERAL
6.1Notices
All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given and received on the day it is delivered, provided that it is delivered on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if notice is delivered after 5:00 p.m. local time or if such day is not a Business Day then the notice shall be deemed to have been given and received on the next Business Day. Notice shall be sufficiently given if delivered (either in person or by courier), or if transmitted by email (with confirmation of transmission) to the parties at the following addresses (or at such other addresses as shall be specified by any party by notice to the other given in accordance with these provisions):
(i)if to the Purchaser Parties:
Haemonetics Corporation
125 Summer Street
Boston, MA 02110 USA

Attention:    Michelle Basil, EVP and General Counsel
Email:        [***]

with copies to (which shall not constitute notice) to:
DLA Piper (Canada) LLP
1 First Canadian Place, 100 King St. W.
Suite 6000
Toronto, Ontario M5X 1E2

Attention:     Robert Fonn / Ted Maduri
Email:         robert.fonn@dlapiper.com / ted.maduri@dlapiper.com

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DLA Piper LLP (US)
33 Arch Street, 26th Floor
Boston, Massachusetts
02110-1447

Attention:     Adam Ghander
Email:         adam.ghander@dlapiper.com
(ii)if to the Shareholder: as set forth on the signature page to this Agreement
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with copies to (which shall not constitute notice) to:

OpSens Inc.
750 boul. Du Parc-Technologique
Québec, Québec G1P 4S3
Attention:     Louis Laflamme
Email:        [***]

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Norton Rose Fulbright Canada LLP
1 Place Ville-Marie, 25th Floor
Montréal, Québec H3B 1R1
Canada

Attention:     Emmanuel Grondin / Renée Loiselle
Facsimile:    (514) 847 4547 / (514) 847 4717
Email:         emmanuel.grondin@nortonrosefulbright.com /                         renée.loiselle@nortonrosefulbright.com
6.2Governing Law
(a)This Agreement shall be governed, including as to validity, interpretation and effect, by the Laws of the Province of Québec and the Laws of Canada applicable therein.
(b)Each of the parties hereby irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Québec in respect of all matters arising under and in relation to this Agreement and waives any defences to the maintenance of an action in such court.
6.3Time of Essence
Time shall be of the essence in this Agreement.
6.4Interpretation Not Affected by Headings
The division of this Agreement into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the contrary intention appears, references in this Agreement to an Article, Section, subsection, paragraph or Schedule by number or letter or both refer to the Article, Section, subsection, paragraph or Schedule, respectively, bearing that designation in this Agreement.
6.5Entire Agreement
This Agreement and the provisions of the Arrangement Agreement incorporated herein by reference constitute the entire agreement and understanding between and among the parties hereto with respect to the subject matter hereof and supersede any prior agreement, representation or understanding with respect thereto.
6.6Assignment
The provisions of this Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors, permitted assigns, legal personal representatives, heirs, administrators and executors, provided that no party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other parties hereto, except (i) as contemplated by and in accordance with Section 2.1(f) and (ii) that the Purchaser Parties may assign, delegate or otherwise transfer any of their respective rights, interests or obligations under this Agreement to an affiliate, without reducing their own respective obligations hereunder.
6.7Severability
If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule, Law or public policy, that provision will be severed from this Agreement and all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or
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legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.
6.8Further Assurances
The Shareholder and the Purchaser Parties will, from time to time, execute and deliver all such further documents and instruments and do all such acts and things as the other parties may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.
6.9Disclosure
Except as required pursuant to Sections 2.1(j) and (k), applicable Laws or regulations or by any Governmental Entity or in accordance with the requirements of any stock exchange, the Shareholder shall not make any public announcement or statement with respect to this Agreement without the approval of the Purchaser Parties, which shall not be unreasonably withheld, conditioned or delayed. Moreover, the Shareholder shall consult with the Purchaser Parties prior to issuing any public announcement or statement with respect to this Agreement, subject to the overriding obligations of applicable Laws.
6.10Amendments and Waivers
Each party hereto agrees and confirms that any provision of this Agreement may be amended, modified, altered, supplemented or waived if, and only if, such amendment, modification, alteration, supplement or waiver is in writing and signed, in the case of an amendment, by all of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective, and no failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any of the provisions of this Agreement will be deemed to constitute a waiver of any other provision (whether or not similar).
6.11Specific Performance and other Equitable Rights
(a)The parties hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties acknowledge and hereby agree that in the event of any breach or threatened breach by any of the Shareholder, on the one hand, or the Purchaser Parties, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Purchaser Parties, on the one hand, or the Shareholder, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement, without any requirement to prove actual damages and without any requirement for the securing or posting of any bond in connection with the obtaining of any such injunction. Each of the parties hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by it, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other parties under this Agreement.
(b)The parties hereto further agree that (i) by seeking the remedies provided for in this Section 6.11, a party shall not in any respect waive its right to seek any other form of relief that may be available to such party under this Agreement in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 6.11 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 6.11 shall require any party hereto to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 6.11 prior or as a condition to exercising any termination right under Section 5.2 (and pursuing damages after such termination), nor shall the commencement of any legal proceeding restrict or limit any party’s right to terminate this Agreement in accordance with the terms
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of Section 5.2 or pursue any other remedies under this Agreement that may be available then or thereafter.
6.12Expenses
Each of the parties shall pay its respective legal, financial advisory and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed or prepared pursuant hereto and any other costs and expenses whatsoever and howsoever incurred.
6.13Independent Legal Advice
Each of the parties hereby acknowledges that it has been afforded the opportunity to obtain independent legal advice and confirms by the execution and delivery of this Agreement that they have either done so or waived their right to do so in connection with the entering into of this Agreement.
6.14Language
The parties expressly acknowledge that they have requested that this Agreement and all ancillary and related documents thereto be drafted in the English language only. Les parties aux présentes reconnaissent avoir exigé que la présente entente et tous les documents qui y sont accessoires soient rédigés en anglais seulement.
6.15Counterparts, Execution
This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the parties.
[Signature page follows.]
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IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.
SHAREHOLDER:

Address: _________________________________
Email: ___________________________________

_____________________________________ Shareholder Name:

[Signature Page – Voting Support Agreement]
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PURCHASER PARTIES:

9500-7704 QUÉBEC INC.
By:
Name:
Title:
HAEMONETICS CORPORATION
By:
Name:
Title:

[Signature Page – Voting Support Agreement]
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SCHEDULE A

Name of Shareholder	Number of Shares	Number of Corporation Options

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